Exhibit 99.1

CANOPY GROWTH REPORTS FIRST QUARTER FISCAL 2022 FINANCIAL RESULTS

August 6, 2021

SMITHS FALLS, ON — Canopy Growth Corporation (“Canopy Growth” or the “Company”) (TSX:WEED, NASDAQ:CGC) today announces its financial results for the first quarter fiscal 2022 ended June 30, 2021.  All financial information in this press release is reported in Canadian dollars, unless otherwise indicated.

Highlights

•	Achieved 23% revenue growth in Q1 2022 versus Q1 2021 driven by strong double-digit growth in both cannabis and other consumer products businesses.
•	Maintained #1 market share[1] in tracked Canadian recreational cannabis market amid a highly competitive landscape.
•	Completed acquisition of Ace Valley and Supreme Cannabis, with commercial and operational Integration progressing smoothly.
•	Led by consumer insights, a robust innovation pipeline with over 100+ SKUs across key product categories set to hit store shelves from Q2 2022 to Q4 2022.
•	Momentum with cannabis reform increasing as the Company continues to build its U.S. presence through broad portfolio of innovative CBD and CPG brands.
•	Remains committed to accelerating top-line growth in the second half of fiscal 2022 and achieving positive Adjusted EBITDA by end of fiscal 2022.

“With the right strategy and strong foundation in place we are confident in our ability to deliver long-term success as Canopy’s products and brands continue to demonstrate their appeal to consumers in our core markets,” said David Klein, CEO, Canopy Growth. “While we’re encouraged by regulatory advancement in the U.S., Canopy is not waiting as we continue to scale our business on both sides of the border with an exciting product pipeline planned for the coming quarters.”

“We’re continuing to drive cost savings and operational efficiencies across the company, and remain broadly on track to our target of $150-$200 million in fiscal 2022- fiscal 2023,” added Mike Lee, CFO. “We look forward to scaling our new operating model in coming months as we push forward our profitability goals in fiscal year 2022.”

First Quarter Fiscal 2022 Financial Summary

(in millions of Canadian dollars, unaudited)	Net revenue	Gross margin percentage	Adjusted gross margin percentage[2]	Net income (loss)	Adjusted EBITDA[3]	Free cash flow[4]
Reported	$136.2	20%	21%	$390.0	$(63.6)	$(186.1)
vs. Q1 2021	23%	1,400 bps	1,400 bps	404%	31%	(3%)

[1]

Unless otherwise indicated, market share data disclosed in this press release is calculated using the Company’s internal proprietary market share tool that utilizes point of sales data supplied by a third-party data provider, government agencies and our own retail store operations across the country. The tool captures point of sale data from an average of 30% of stores in Alberta, British Columbia, Saskatchewan, Manitoba and Newfoundland & Labrador, point of sale data from 100% of stores in New Brunswick, Nova Scotia and Prince Edward Island, as well as depletions and e-commerce sales data from the OCS.

22

Adjusted gross margin is a non-GAAP measure, and for Q1 2022 excludes $1.4 million related to the flow-through of inventory step-up associated with the acquisition of Supreme Cannabis (Q1 2021 - excludes $1.2 million related to the flow-through of inventory step-up associated with fiscal 2020 business combinations). See "Non-GAAP Measures".

[3]	Adjusted EBITDA is a non-GAAP measure. See "Non-GAAP Measures".
[4]	Free cash flow is a non-GAAP measure. See "Non-GAAP Measures".

•

Revenues: Net revenue of $136 million in Q1 2022 was an increase of 23% versus Q1 2021 driven by strong double-digit growth across Canadian cannabis and other consumer products, partially offset by a decline in international cannabis. Total net cannabis revenue of $93 million in Q1 2022, represented an increase of 17% over Q1 2021. Total other consumer products revenue in Q1 2022 increased 39% year-over year to $43 million. Excluding the impact from acquired businesses, net revenue increased 19% versus Q1 2021.

•

Gross margin: Reported gross margin in Q1 2022 was 20% as compared to 6% in Q1 2021.  Gross margin in Q1 2021 was negatively impacted by lower production output and unfavorable pack size and geographic mix in the Canadian recreational business as well as start up costs in the U.S. including building inventory and activating new production capacity along with higher third-party shipping, distribution and warehousing costs, partially offset by payroll subsidies received from the Canadian government in Q1 2022, pursuant to a COVID-19 relief program. Adjusted gross margin, excluding charges related to the flow-through of inventory step-up on business combinations, was 21% compared to 7% in Q1 2021.

•

Operating expenses: Total SG&A (“SG&A”) expenses in Q1 2022 declined by 17% versus Q1 2021, driven by year-over-year reductions in General & Administrative (“G&A”) and Research and Development (“R&D”) expenses partially offset by an increase in Sales & Marketing (“S&M”) expenses.  G&A expenses declined 48% year-over-year primarily due to reductions in staffing and professional fees and benefit from payroll subsidies received from the Canadian government in Q1 2022, pursuant to a COVID-19 relief program. R&D expenses declined 39% year-over-year principally due to product timing and lower finished product development expenses.  S&M expenses increased 34% year-over-year due largely to a return to more normal advertising and promotional spending in the first quarter of fiscal 2022; in the first quarter of fiscal 2021, the Company delayed or cancelled various product and brand marketing initiatives due to the measures established to contain the spread of COVID-19.

•

Net Earnings: Net Earnings in Q1 2022 of $390 million, which is a $518 million improvement versus Q1 2021, was driven primarily by Other Income totalling $581 million during Q1 2022 primarily attributable to non-cash fair value changes of $601 million.

•

Adjusted EBITDA: Adjusted EBITDA loss in Q1 2022 was $64 million, a $29 million narrower loss versus Q1 2021 driven by higher sales and lower operating expenses.  Adjusted EBITDA loss in Q1 2022 was negatively impacted by a $10.1 million impairment charge related to the changes in our sourcing strategy for certain products.

•

Free Cash Flow: Free Cash Flow in Q1 2022 was an outflow of $186 MM, a 3% greater outflow vs Q1 2021. Relative to Q4 2021, Free Cash Flow during the quarter was negatively impacted by the timing of certain one-time payments totalling $19 million, incremental interest payment associated with the US$750 million debt financing that occurred in Q4 2021 as well as the impact of inventory build for BioSteel's Ready-To-Drink (“RTD”) products in the U.S.

•

Cash Position: Cash and Short-term Investments amounted to $2.1 billion at June 30, 2021, representing a decrease of $0.2 billion from $2.3 billion at March 31, 2021 reflecting EBITDA losses and capital investments.

First Quarter Fiscal 2022 Business & Operational Highlights

•	Achieved another quarter of strong double-digit revenue growth year-over-year
o	Canadian recreational sales grew 35% year-over-year, even as the industry was impacted by COVID lockdowns for much of the quarter.
▪	Canopy Growth maintained #1 market share in tracked provinces, with total market share (including Ace Valley and Supreme) of 15.2% during Q1 2022.
▪	In total Flower category, Canopy Growth also maintained #1 market share with 17.9% in Q1 2022.
o

U.S. CBD business continues to build momentum driven by Martha Steward CBD which is now the #3 brand among all CBD supplements in the food, drug and convenience-store channel, according to IRI data for the 12 weeks ended July 11, 2021.  In addition, distribution of Quatreau CBD beverages is ramping up in the U.S.

o

Other Consumer Products brands also delivered strong growth driven by Storz & Bickel which saw sales increase by 41% year-over-year and BioSteel, which grew sales triple digits year-over-year driven by the launch of its RTD beverages.

•	Led by consumer insights, already launched 50+ SKUs over past two quarters, 100+ SKUs expected to enter markets in coming quarters
o

In Flower, national launch of Doja is ongoing including Ontario-exclusive Doja Legendary Larry flower, launched in Q1 2022, garnering strong consumer feedback.  7 Acres Papaya flower launched in Q1 2022. National launch of Tweed lineage strain products is also ongoing. Launch of Tweed Quickies and Ace Valley Pinners small size, single strain pre-rolled joints (0.35 g and 0.3g, respectively) in the current quarter addresses consumer preference for sharing cannabis in a group setting without having to pass a single joint around. The Company expects to bring a robust program of flower innovation to the market over the coming months including single strain genetics across key brands and new packaging.

o

In Vapes, the Company strengthened its positioning in the Canadian vape market with the additional of 1.0 ml 510 cartridges and Tweed Citrus C-land all-in-one vape pens during Q1 2022. With the addition of Ace Valley and Supreme Cannabis vape products to the Company’s portfolio, Canopy Growth has captured the #3 market share for vapes in Canada. Addressing increasing consumer demand for premium vape cartridges and devices, Canopy is scheduled to bring a range of vape innovations to market over the coming quarters including premium Live Resin cartridges as well as multiple new or upgraded vape devices.

o

In Beverages, in response to consumer demand for great-tasting 5mg and 10mg THC beverages, the Company has expanded its portfolio of THC beverages with Tweed Iced Tea beverages (available in lemon and raspberry flavors, both with 5 mg THC) entering market in Q1 2022 and new Tweed Fizz seltzer beverages (available in Watermelon and Mango flavors, both with 5 mg THC) shipping in the current quarter. The Company expects to double the number of THC beverages on the market over the coming months including line extensions of its popular Deep Space 10 mg THC beverages.

o

In Edibles, the Company’s Twd. Strawberry gummies, launched in Q4 2021, have captured #2 market share in the total gummy category in Canada.  Canopy Growth’s portfolio of gummies expanded in Q1 2022 with the launch of Ace Valley Dessert flavor gummies (Key Lime Pie and Peaches & Honey), followed by the launch of Twd. Mixed Berry as well as Ace Valley Dream CBN gummies in the current quarter.  The Ace Valley Dream gummies contain the CBN minor cannabinoid which lends itself to a key consumer need state, sleep. The Company is scheduled to bring a robust portfolio of new gummy innovations to market over the coming months featuring gourmand flavours, higher THC levels and advanced “human effects”.

•	Remain focused on further capitalizing on the U.S. market
o	Path to cannabis reform took an important step forward with release of the draft Cannabis Administration and Opportunity Act.

o

Multiple routes to market upon federal permissibility of U.S THC market already exist for the Company, including immediate path through planned acquisition of Acreage Holdings and conditional ownership of TerrAscend, which provides further optionality to increase presence.

o	Leveraging balance sheet strength, the Company is actively seeking legally permitted investments in THC businesses/brands to increase exposure to U.S. THC market in advance of federal permissibility.

•	Achieving profitability and improving cashflow remain the Company’s top priority
o

Implementation of supply chain optimization is well underway, with the Company having realized $38 million, including $32 million in Q1 2022, of the $150 million to $200 million in cost savings expected by the end of the first half of FY 2023.

o	Adjusted EBITDA performance improved, despite price/mix headwinds in our cannabis business, driven by strong operating expense discipline.

o	The Company remains committed to achieving positive Adjusted EBITDA by the end of FY 2022 driven by accelerating top-line growth, cost savings initiatives and improved price/mix.

First Quarter Fiscal 2022 Revenue Review

Revenue by Channel

(in millions of Canadian dollars, unaudited)	Q1 2022	Q1 2021	vs. Q1 2021

Canadian recreational cannabis
- Business to business[5]	$42.7	$34.9	22%
- Business to consumer	$17.3	$9.4	84%
	$60.0	$44.3	35%
Canadian medical cannabis[6]	$13.5	$13.9	(3%)
	$73.5	$58.2	26%
International and other
- C3	$11.4	$15.4	(26%)
- Other	$8.0	$5.7	40%
	$19.4	$21.1	(8%)
Global cannabis net revenue	$92.9	$79.3	17%

Other consumer products
- Storz & Bickel	$24.1	$17.1	41%
- This Works	$6.5	$6.1	7%
- BioSteel	$6.7	$2.4	179%
- Other	$6.0	$5.5	9%
Other consumer products revenue	$43.3	$31.1	39%

Net revenue	$136.2	$110.4	23%

This table has been recast to align with our new segment reporting. International and other revenue includes revenue from our international medical business and hemp-derived CBD business. Other consumer products includes revenue from Storz & Bickel, This Works, BioSteel, clinics, accessories and other ancillary businesses.

[5]	Reflects excise taxes of $17.8 million and other revenue adjustments of $3.0 million for Q1 2022 (Q1 2021 - $7.2 million and $3.4 million, respectively).
[6]	Reflects excise taxes of $1.4 million for Q1 2022 (Q1 2021 - $1.4 million).

Revenue by Form

(in millions of Canadian dollars, unaudited)	Q1 2022	Q1 2021	vs. Q1 2021

Canadian recreational cannabis
- Dry bud[7]	$66.0	$40.1	65%
- Oils and softgels[7]	$5.7	$7.7	(26%)
- Beverages, edibles, topicals[7] and vapes	$9.1	$7.1	28%
- Other revenue adjustments[8]	$(3.0)	$(3.4)	12%
- Excise taxes	$(17.8)	$(7.2)	(147%)
	$60.0	$44.3	35%
Medical cannabis and other
- Dry bud	$9.6	$10.8	(11%)
- Oils and softgels	$20.5	$25.2	(19%)
- Beverages, edibles, topicals and vapes	$4.2	$0.4	950%
- Excise taxes	$(1.4)	$(1.4)	0%
	$32.9	$35.0	(6%)
Global cannabis net revenue	$92.9	$79.3	17%

Other consumer products
- Storz & Bickel	$24.1	$17.1	41%
- This Works	$6.5	$6.1	7%
- BioSteel	$6.7	$2.4	179%
- Other	$6.0	$5.5	9%
Other consumer products revenue	$43.3	$31.1	39%

Net revenue	$136.2	$110.4	23%
This table has been recast to align with our new segment reporting.

[7]	Excludes the impact of other revenue adjustments.
[8]	Other revenue adjustments represent the Company's determination of returns and pricing adjustments, and relate to the Canadian recreational business-to-business channel.

Canadian Cannabis

o	Recreational B2B net sales in Q1 2022 increased 22% over prior year period due primarily to growth in the retail store network in Canada and growth in value flower.
o

Recreational B2C net sales in Q1 2022 increased 84% versus Q1 2021 due primarily to growth in flower sales, the availability of vape, beverage and edible products and a higher number of corporate owned stores. The number of corporate owned stores increased over the comparison period by 12 to 34.  Same store sales increased 65% year-over-year when normalized for days closed due to COVID-19.

o	Canadian medical net revenue in Q1 2022 decreased 3% from Q1 2021 driven primarily by a lower number of orders partially offset by higher average order size.

International Cannabis

o	C3 revenue in Q1 2022 declined 26% year-over-year due to COVID-19 restrictions that limited sales activities and increased competition.
o	Other revenue in Q1 2022 increased 39% over the prior year period due primarily to growth in U.S. CBD sales.

Other Consumer Products

o

S&B vaporizer revenue in Q1 2022 increased 41% over Q1 2021, benefitting from strengthened distribution in the U.S. and strong consumer demand across all key product lines including Mighty, Volcano Classic and Hybrid and Crafty+.

o	This Works sales in Q1 2022 increased 7% over Q1 2021, driven by Amazon and third-party e-commerce sales.
o	BioSteel sales in Q1 2022 increased 179% over Q1 2021 driven by the launch of RTD beverages and expanded distribution in the U.S. market.

The first quarter fiscal 2022 and first quarter fiscal 2021 financial results presented in this press release have been prepared in accordance with U.S. GAAP.

Webcast and Conference Call Information

The Company will host a conference call and audio webcast with David Klein, CEO and Mike Lee, CFO at 10:00 AM Eastern Time on August 6, 2021.

Webcast Information

A live audio webcast will be available at:

https://produceredition.webcasts.com/starthere.jsp?ei=1479656&tp_key=7a3d0094a3

Replay Information

A replay will be accessible by webcast until 11:59 PM ET on November 4, 2021 at:

https://produceredition.webcasts.com/starthere.jsp?ei=1479656&tp_key=7a3d0094a3

Non-GAAP Measures

Adjusted EBITDA is a non-GAAP measure used by management that is not defined by U.S. GAAP and may not be comparable to similar measures presented by other companies. Adjusted EBITDA is calculated as the reported net income (loss), adjusted to exclude income tax recovery (expense); other income (expense), net; loss on equity method investments; share-based compensation expense; depreciation and amortization expense; asset impairment and restructuring costs; restructuring costs recorded in cost of goods sold; and charges related to the flow-through of inventory step-up on business combinations, and further adjusted to remove acquisition-related costs. Asset impairments related to periodic changes to the Company’s supply chain processes are not excluded from Adjusted EBITDA given their occurrence through the normal course of core operational activities. The Adjusted EBITDA reconciliation is presented within this news release and explained in the Company's Quarterly Report on Form 10-Q to be filed with the SEC.

Free Cash Flow is a non- GAAP measure used by management that is not defined by U.S. GAAP and may not be comparable to similar measures presented by other companies.  This measure is calculated as net cash provided by (used in) operating activities less purchases of and deposits on property, plant and equipment. The Free Cash Flow reconciliation is presented within this news release and explained in the Company's Quarterly Report on Form 10-Q to be filed with the SEC.

Adjusted Gross Margin and Adjusted Gross Margin Percentage are non-GAAP measures used by management that are not defined by U.S. GAAP and may not be comparable to similar measures presented by other companies. Adjusted Gross Margin is calculated as gross margin excluding restructuring and other charges recorded in cost of goods sold, and charges related to the flow-through of inventory step-up on business combinations. Adjusted Gross Margin Percentage is calculated as Adjusted Gross Margin divided by net revenue. The Adjusted Gross Margin and Adjusted Gross Margin Percentage reconciliation is presented within this news release.

Contact:

Niklaus Schwenker

Media Relations

media@canopygrowth.com

Judy Hong

Vice President, Investor Relations & Competitive Intelligence

Judy.hong@canopygrowth.com

Tyler Burns

Director, Investor Relations

Tyler.burns@canopygrowth.com

About Canopy Growth Corporation

Canopy Growth (TSX:WEED,NASDAQ:CGC ) is a world-leading diversified cannabis and cannabinoid-based consumer product company, driven by a passion to improve lives, end prohibition, and strengthen communities by unleashing the full potential of cannabis. Leveraging consumer insights and innovation, we offer product varieties in high quality dried flower, oil, softgel capsule, infused beverage, edible, and topical formats, as well as vaporizer devices by Canopy Growth and industry-leader Storz & Bickel. Our global medical brand, Spectrum Therapeutics, sells a range of full-spectrum products using its colour-coded classification system and is a market leader in both Canada and Germany. Through our award-winning Tweed and Tokyo Smoke banners, we reach our adult-use consumers and have built a loyal following by focusing on top quality products and meaningful customer relationships. Canopy Growth has entered into the health and wellness consumer space in key markets including Canada, the United States, and Europe through BioSteel sports nutrition, and This Works skin and sleep solutions; and has introduced additional federally-permissible CBD products to the United States through our First & Free and Martha Stewart CBD brands. Canopy Growth has an established partnership with Fortune 500 alcohol leader Constellation Brands. For more information visit www.canopygrowth.com.

Notice Regarding Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of applicable securities laws, which involve certain known and unknown risks and uncertainties. Forward-looking statements predict or describe our future operations, business plans, business and investment strategies and the performance of our investments. These forward-looking statements are generally identified by their use of such terms and phrases as “intend,” “goal,” “strategy,” “estimate,” “expect,” “project,” “projections,” “forecasts,” “plans,” “seeks,” “anticipates,” “potential,” “proposed,” “will,” “should,” “could,” “would,” “may,” “likely,” “designed to,” “foreseeable future,” “believe,” “scheduled” and other similar expressions. Our actual results or outcomes may differ materially from those anticipated. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.

Forward-looking statements include, but are not limited to, statements with respect to:

•

the uncertainties associated with the COVID-19 pandemic, including our ability, and the ability of our suppliers and distributors, to effectively manage the restrictions, limitations and health issues presented by the COVID-19 pandemic, the ability to continue our production, distribution and sale of our products and the demand for and use of our products by consumers, disruptions to the global and local economies due to related stay-at-home orders, quarantine policies and restrictions on travel, trade and business operations and a reduction in discretionary consumer spending;

•

laws and regulations and any amendments thereto applicable to our business and the impact thereof, including uncertainty regarding the application of U.S. state and federal law to U.S. hemp (including CBD) products and the scope of any regulations by the U.S. Food and Drug Administration (the “FDA”), the U.S. Drug Enforcement Administration (the “DEA”), the U.S. Federal Trade Commission (the “FTC”), the U.S. Patent and Trademark Office (the “USPTO”), the U.S. Department of Agriculture (the “USDA”) and any state equivalent regulatory agencies over U.S. hemp (including CBD) products;

•

expectations regarding the laws and regulations and any amendments thereto relating to the U.S. hemp industry in the U.S., including the promulgation of regulations for the U.S. hemp industry by the USDA and relevant state regulatory authorities;

•	expectations regarding the potential success of, and the costs and benefits associated with, our acquisitions, joint ventures, strategic alliances, equity investments and dispositions;
•	the amended plan of arrangement with Acreage Holdings, Inc., including the consummation of such acquisition;
•	the grant, renewal and impact of any license or supplemental license to conduct activities with cannabis or any amendments thereof;
•	our international activities and joint venture interests, including required regulatory approvals and licensing, anticipated costs and timing, and expected impact;
•

our ability to successfully create and launch brands and further create, launch and scale cannabis-based products and U.S. hemp-derived consumer products in jurisdictions where such products are legal and that we currently operate in;

•	the benefits, viability, safety, efficacy, dosing and social acceptance of cannabis, including CBD and other cannabinoids;
•	the anticipated benefits and impact of the investments in us (the “CBI Group Investments”) from Constellation Brands, Inc. (“CBI”) and its affiliates (together, the “CBI Group”);
•

the potential exercise of the warrants held by the CBI Group, pre-emptive rights and/or top-up rights held by the CBI Group, including proceeds to us that may result therefrom or the potential conversion of the convertible senior notes issued by Canopy Growth and held by the CBI Group;

•	expectations regarding the use of proceeds of equity financings, including the proceeds from the CBI Group Investments;
•

the legalization of the use of cannabis for medical or recreational in jurisdictions outside of Canada, the related timing and impact thereof and our intentions to participate in such markets, if and when such use is legalized;

•	our ability to execute on our strategy and the anticipated benefits of such strategy;
•

the ongoing impact of the legalization of additional cannabis product types and forms for recreational use in Canada, including federal, provincial, territorial and municipal regulations pertaining thereto, the related timing and impact thereof and our intentions to participate in such markets;

•

the ongoing impact of developing provincial, territorial and municipal regulations pertaining to the sale and distribution of cannabis, the related timing and impact thereof, as well as the restrictions on federally regulated cannabis producers participating in certain retail markets and our intentions to participate in such markets to the extent permissible;

•	the timing and nature of legislative changes in the U.S. regarding the regulation of cannabis including tetrahydrocannabinol (“THC”);
•	the future performance of our business and operations;
•	our competitive advantages and business strategies;
•	the competitive conditions of the industry;
•	the expected growth in the number of customers using our products;
•	our ability or plans to identify, develop, commercialize or expand our technology and research and development initiatives in cannabinoids, or the success thereof;
•	expectations regarding revenues, expenses and anticipated cash needs;
•	expectations regarding cash flow, liquidity and sources of funding;
•	expectations regarding capital expenditures;
•	our ability to refinance debt as and when required on terms favorable to us and comply with covenants contained in our debt facilities and debt instruments;
•	the expansion of our production and manufacturing, the costs and timing associated therewith and the receipt of applicable production and sale licenses;
•	the expected growth in our growing, production and supply chain capacities;
•	expectations regarding the resolution of litigation and other legal and regulatory proceedings, reviews and investigations;
•	expectations with respect to future production costs;
•	expectations with respect to future sales and distribution channels and networks;
•	the expected methods to be used to distribute and sell our products;
•	our future product offerings;
•	the anticipated future gross margins of our operations;
•	accounting standards and estimates;
•	expectations regarding our distribution network;
•	expectations regarding the costs and benefits associated with our contracts and agreements with third parties, including under our third-party supply and manufacturing agreements; and
•	expectations on price changes in cannabis markets.

Certain of the forward-looking statements contained herein concerning the industries in which we conduct our business are based on estimates prepared by us using data from publicly available governmental sources, market research, industry analysis and on assumptions based on data and knowledge of these industries, which we believe to be reasonable. However, although generally indicative of relative market positions, market shares and performance characteristics, such data is inherently imprecise. The industries in which we conduct our business involve risks and uncertainties that are subject to change based on various factors, which are described further below.

The forward-looking statements contained herein are based upon certain material assumptions that were applied in drawing a conclusion or making a forecast or projection, including: (i) management’s perceptions of historical trends, current conditions and expected future developments; (ii) our ability to generate cash flow from operations; (iii) general economic, financial market, regulatory and political conditions in which we operate; (iv) the production and manufacturing capabilities and output from our facilities and our joint ventures, strategic alliances and equity investments; (v) consumer interest in our products; (vi) competition; (vii) anticipated and unanticipated costs; (viii) government regulation of our activities and products including but not limited to the areas of taxation and environmental protection; (ix) the timely receipt of any required regulatory authorizations, approvals, consents, permits and/or licenses; (x) our ability to obtain qualified staff, equipment and services in a timely and cost-efficient manner; (xi) our ability to conduct operations in a safe, efficient and effective manner; (xii) our ability to realize anticipated benefits, synergies or generate revenue, profits or value from our recent acquisitions into our existing operations; (xiii) our ability to continue to operate in light of the COVID-19 pandemic and the impact of the pandemic on demand for, and sales of, our products and our distribution channels; and (xiv) other considerations that management believes to be appropriate in the circumstances. While our management considers these assumptions to be reasonable based on information currently available to management, there is no assurance that such expectations will prove to be correct.

By their nature, forward-looking statements are subject to inherent risks and uncertainties that may be general or specific and which give rise to the possibility that expectations, forecasts, predictions, projections or conclusions will not prove to be accurate, that assumptions may not be correct and that objectives, strategic goals and priorities will not be achieved. A variety of factors, including known and unknown risks, many of which are beyond our control, could cause actual results to differ materially from the forward-looking statements in this press release and other reports we file with, or furnish to, the Securities and Exchange Commission (the “SEC”) and other regulatory agencies and made by our directors, officers, other employees and other persons authorized to speak on our behalf. Such factors include, without limitation, changes in laws, regulations and guidelines and our compliance with such laws, regulations and guidelines; the risk that the COVID-19 pandemic may disrupt our operations and those of our suppliers and distribution channels and negatively impact the demand for and use of our products; consumer demand for cannabis and U.S. hemp products; our limited operating history; the risks and uncertainty regarding future product development; our reliance on licenses issued by and contractual arrangements with various federal, state and provincial governmental authorities; the risk that cost savings and any other synergies from the CBI Group Investments may not be fully realized or may take longer to realize than expected; risks associated with jointly owned investments; risks relating to our current and future operations in emerging markets; future levels of revenues and the impact of increasing levels of competition; risks related to the protection and enforcement of our intellectual property rights; our ability to manage disruptions in credit markets or changes to our credit ratings; future levels of capital, environmental or maintenance expenditures, general and administrative and other expenses; the success or timing of completion of ongoing or anticipated capital or maintenance projects; risks related to the integration of acquired businesses; the timing and manner of the legalization of cannabis in the United States; business strategies, growth opportunities and expected investment; the adequacy of our capital resources and liquidity, including but not limited to, availability of sufficient cash flow to execute our business plan (either within the expected timeframe or at all); counterparty risks and liquidity risks that may impact our ability to obtain loans and other credit facilities on favorable terms; the potential effects of judicial, regulatory or other proceedings, or threatened litigation or proceedings, on our business, financial condition, results of operations and cash flows; risks related to stock exchange restrictions; risks associated with divestment and restructuring; volatility in and/or degradation of general economic, market, industry or business conditions; our exposure to risks related to an agricultural business, including wholesale price volatility and variable product quality; third-party transportation risks; compliance with applicable environmental, economic, health and safety, energy and other policies and regulations and in particular health concerns with respect to vaping and the use of cannabis and U.S. hemp products in vaping devices; the anticipated effects of actions of third parties such as competitors, activist investors or federal, state, provincial, territorial or local regulatory authorities, self-regulatory organizations, plaintiffs in litigation or persons threatening litigation; changes in regulatory requirements in relation to our business and products; and the factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2021. Readers are cautioned to consider these and other factors, uncertainties and potential events carefully and not to put undue reliance on forward-looking statements.

Forward-looking statements are provided for the purposes of assisting the reader in understanding our financial performance, financial position and cash flows as of and for periods ended on certain dates and to present information about management’s current expectations and plans relating to the future, and the reader is cautioned that the forward-looking statements may not be appropriate for any other purpose. While we believe that the assumptions and expectations reflected in the forward-looking statements are reasonable based on information currently available to management, there is no assurance that such assumptions and expectations will prove to have been correct. Forward-looking statements are made as of the date they are made and are based on the beliefs, estimates, expectations and opinions of management on that date. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, estimates or opinions, future events or results or otherwise or to explain any material difference between subsequent actual events and such forward-looking statements, except as required by law. The forward-looking statements contained in this press release and other reports we file with, or furnish to, the SEC and other regulatory agencies and made by our directors, officers, other employees and other persons authorized to speak on our behalf are expressly qualified in their entirety by these cautionary statements.

Schedule 1

CANOPY GROWTH CORPORATION CONDENSED INTERIM CONSOLIDATED BALANCE SHEETS (in thousands of Canadian dollars, except number of shares and per share data, unaudited)

	June 30, 2021	March 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$559,840	$1,154,653
Short-term investments	1,491,286	1,144,563
Restricted short-term investments	14,336	11,332
Amounts receivable, net	106,455	92,435
Inventory	411,675	367,979
Prepaid expenses and other assets	91,584	67,232
Total current assets	2,675,176	2,838,194
Other financial assets	791,658	708,167
Property, plant and equipment	1,142,614	1,074,537
Intangible assets	347,063	308,167
Goodwill	2,000,458	1,889,354
Other assets	9,514	5,061
Total assets	$6,966,483	$6,823,480

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$91,339	$67,262
Other accrued expenses and liabilities	79,938	100,813
Current portion of long-term debt	15,705	9,827
Other liabilities	69,148	106,428
Total current liabilities	256,130	284,330
Long-term debt	1,545,073	1,573,136
Deferred income tax liabilities	26,570	21,379
Liability arising from Acreage Arrangement	450,000	600,000
Warrant derivative liability	299,318	615,575
Other liabilities	109,038	107,240
Total liabilities	2,686,129	3,201,660
Commitments and contingencies
Redeemable noncontrolling interest	135,300	135,300
Canopy Growth Corporation shareholders' equity:
Common shares - $nil par value; Authorized - unlimited number of shares; Issued - 393,119,100 shares and 382,875,179 shares, respectively	7,463,557	7,168,557
Additional paid-in capital	2,413,779	2,415,650
Accumulated other comprehensive loss	(61,518)	(34,240)
Deficit	(5,675,738)	(6,068,156)
Total Canopy Growth Corporation shareholders' equity	4,140,080	3,481,811
Noncontrolling interests	4,974	4,709
Total shareholders' equity	4,145,054	3,486,520
Total liabilities and shareholders' equity	$6,966,483	$6,823,480

Schedule 2

CANOPY GROWTH CORPORATION CONDENSED INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands of Canadian dollars, except number of shares and per share data, unaudited)

	Three months ended June 30,
	2021	2020
Revenue	$155,423	$119,088
Excise taxes	19,214	8,672
Net revenue	136,209	110,416
Cost of goods sold	108,971	103,921
Gross margin	27,238	6,495
Operating expenses:
Selling, general and administrative expenses	112,574	135,392
Share-based compensation	13,126	30,685
Asset impairment and restructuring costs	89,249	12,794
Total operating expenses	214,949	178,871
Operating loss	(187,711)	(172,376)
Loss from equity method investments	(100)	(7,189)
Other income (expense), net	580,666	48,205
Income (loss) before income taxes	392,855	(131,360)
Income tax (expense) recovery	(2,900)	3,038
Net income (loss)	389,955	(128,322)
Net loss attributable to noncontrolling interests and redeemable noncontrolling interest	(2,463)	(19,821)
Net income (loss) attributable to Canopy Growth Corporation	$392,418	$(108,501)

Basic earnings (loss) per share	$1.02	$(0.30)
Basic weighted average common shares outstanding	384,055,133	363,763,347

Diluted earnings (loss) per share	$0.84	$(0.30)
Diluted weighted average common shares outstanding	404,546,243	363,763,347

Schedule 3

CANOPY GROWTH CORPORATION CONDENSED INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands of Canadian dollars, unaudited)

	Three months ended June 30,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$389,955	$(128,322)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property, plant and equipment	17,116	17,415
Amortization of intangible assets	8,016	16,632
Share of loss on equity method investments	100	7,189
Share-based compensation	13,126	30,685
Asset impairment and restructuring costs	89,249	12,794
Income tax expense (recovery)	2,900	(3,038)
Non-cash foreign currency	(17,846)	8,688
Interest paid	(23,666)	(57)
Change in operating assets and liabilities, net of effects from purchases of businesses:
Amounts receivable	(4,946)	17,577
Prepaid expenses and other assets	(8,804)	(16,059)
Inventory	44,228	(10,772)
Accounts payable and accrued liabilities	(16,960)	3,755
Other, including non-cash fair value adjustments	(658,248)	(75,033)
Net cash used in operating activities	(165,780)	(118,546)
Cash flows from investing activities:
Purchases of and deposits on property, plant and equipment	(20,279)	(61,547)
Purchases of intangible assets	(833)	(3,088)
Proceeds on sale of intangible assets	-	18,337
Purchases of short-term investments	(346,603)	(382,486)
Net cash proceeds on sale of subsidiaries	10,324	-
Sale of (investments in) other financial assets	56	(2,564)
Recovery of amounts related to construction financing	-	10,000
Payment of acquisition related liabilities	(8,367)	(4,511)
Net cash outflow on acquisition of noncontrolling interests	-	(125)
Net cash outflow on acquisition of subsidiaries	(8,857)	-
Net cash used in investing activities	(374,559)	(425,984)
Cash flows from financing activities:
Payment of share issue costs	(444)	(595)
Proceeds from issuance of shares by RIV Capital	-	92
Proceeds from exercise of stock options	3,592	4,722
Proceeds from exercise of warrants	-	244,990
Issuance of long-term debt	-	4,439
Repayment of long-term debt	(48,116)	(6,345)
Net cash (used in) provided by financing activities	(44,968)	247,303
Effect of exchange rate changes on cash and cash equivalents	(9,506)	(30,079)
Net decrease in cash and cash equivalents	(594,813)	(327,306)
Cash and cash equivalents, beginning of period	1,154,653	1,303,176
Cash and cash equivalents, end of period	$559,840	$975,870

Schedule 4

Adjusted Gross Margin[1] Reconciliation (Non-GAAP Measure)
	Three months ended June 30,
(in thousands of Canadian dollars except where indicated; unaudited)	2021	2020
Net revenue	$136,209	$110,416

Gross margin, as reported	27,238	6,495
Adjustments to gross margin:
Charges related to the flow-through of inventory step-up on business combinations	1,414	1,213
Adjusted gross margin[1]	$28,652	$7,708

Adjusted gross margin percentage[1]	21%	7%

[1] Adjusted gross margin and adjusted gross margin percentage are non-GAAP measures. See "Non-GAAP Measures".

Schedule 5

Adjusted EBITDA[1] Reconciliation (Non-GAAP Measure)
	Three months ended June 30,
(in thousands of Canadian dollars, unaudited)	2021	2020
Net income (loss)	$389,955	$(128,322)
Income tax expense (recovery)	2,900	(3,038)
Other (income) expense, net	(580,666)	(48,205)
Loss on equity method investments	100	7,189
Share-based compensation[2]	13,126	30,685
Acquisition-related costs	5,780	1,394
Depreciation and amortization[2]	25,132	34,047
Asset impairment and restructuring costs	78,618	12,794
Charges related to the flow-through of inventory step-up on business combinations	1,414	1,213
Adjusted EBITDA[1]	$(63,641)	$(92,243)

[1]Adjusted EBITDA is a non-GAAP measure. See "Non-GAAP Measures".
[2] From Condensed Interim Consolidated Statements of Cash Flows.

Schedule 6

Free Cash Flow Reconciliation[1]
	Three months ended June 30,
(in thousands of Canadian dollars, unaudited)	2021	2020
Net cash used in operating activities	$(165,780)	$(118,546)
Purchases of and deposits on property, plant and equipment	(20,279)	(61,547)
Free cash flow[1]	$(186,059)	$(180,093)

[1]Free cash flow is a non-GAAP measure. See "Non-GAAP Measures".

Schedule 7

Segmented Gross Margin Reconciliation
	Three months ended June 30,
(in thousands of Canadian dollars, unaudited)	2021	2020
Global cannabis segment
Net revenue	$92,939	$79,282
Cost of goods sold	79,570	86,140
Gross margin	13,369	(6,858)
Gross margin percentage	14%	(9%)

Other consumer products segment
Revenue	$43,270	$31,134
Cost of goods sold	29,401	17,781
Gross margin	13,869	13,353
Gross margin percentage	32%	43%

Schedule 8

Segmented Adjusted Gross Margin[1] Reconciliation (Non-GAAP Measure)
	Three months ended
(in thousands of Canadian dollars except where indicated; unaudited)	June 30, 2021	June 30, 2020
Global cannabis segment
Net revenue	$92,939	$79,282

Gross margin, as reported	13,369	(6,858)
Adjustments to gross margin:
Charges related to the flow-through of inventory step-up on business combinations	1,414	-
Adjusted gross margin[1]	$14,783	$(6,858)

Adjusted gross margin percentage[1]	16%	(9%)

Other consumer products segment
Revenue	$43,270	$31,134

Gross margin, as reported	13,869	13,353
Adjustments to gross margin:
Charges related to the flow-through of inventory step-up on business combinations	-	1,213
Adjusted gross margin[1]	$13,869	$14,566

Adjusted gross margin percentage[1]	32%	47%

[1] Adjusted gross margin and adjusted gross margin percentage are non-GAAP measures. See "Non-GAAP Measures".